UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 25, 2005

QUANEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-5725	38-1872178
(State or other jurisdiction of incorporation or organization)	(Commission file Number)	(IRS Employer Identification No.)

1900 West Loop South, Suite 1500, Houston, Texas 77027
(Address of principal executive offices)

Registrant's telephone number, including area code: 713-961-4600

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

          On January 25, 2005, Quanex Corporation (the "Company") and the trustee for the Company's 2.50% Convertible Senior Debentures due May 15, 2034 (the "Debentures") executed a supplemental indenture to the indenture governing the Debentures. The indenture previously allowed the Company, on the date the Debentures first become convertible, to make an election to settle the principal amount of its obligation with either common stock, cash or a combination of the two. The amendment effectuated by the supplemental indenture permits the Company to elect the method by which the principal amount of the obligation will be settled in advance of when the Debentures become convertible. The supplemental indenture is attached to this Form 8-K as Exhibit 99.1 and incorporated herein by reference.

          On January 26, 2005, the Company issued a press release announcing that it has irrevocably elected to settle the principal amount of its Debentures in cash when they become convertible and are surrendered by the holders thereof. The press release dated January 26, 2005 is attached as Exhibit 99.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit 99.1	Supplemental Indenture dated as of January 25, 2005 by and between the Company and Union Bank of California, N.A., as trustee, to the indenture governing the Company's 2.50% Convertible Senior Debentures due May 15, 2034.
Exhibit 99.2	Press release dated January 26, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quanex Corporation
Date: January 26, 2005	/s/ TERRY M. MURPHY Terry M. Murphy Vice President - Finance & Chief Financial Officer (Principal Financial Officer)